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                                                                 EXHIBIT 23.1(A)


                     CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Telegen Corporation of our report dated April 19, 1996, on our audits of the financial statements as of December 31, 1995 and 1994, and for the years then ended, appearing in Telegen Corporation's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996, and appearing in the Information Statement and Registration Statement filed by Solar Energy Corp. (subsequently redomiciled in California and renamed "Telegen Corporation") on Form S-4.


                                     COOPERS & LYBRAND, L.L.P.

Sacramento, California
December 5, 1996